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                                                                    Exhibit 3-84
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Microfilm Number 91251289               Filed with the Department of State on o

            __________

Entity Number  2022938                             /s/ graphic
          ____________                             ----------------------------
                                                 Secretary of the Commonwealth

                           ARTICLES OF INCORPORATION

Indicate type of domestic corporation (check one):

x  Business-stock (15 Pa. C.S. ss. o)

__ Professional (15 Pa. C.S. ss. o)

__ Business-nonstock (15 Pa. C.S. ss. o)

__ Management (15 Pa. C.S. ss. o)

__ Business-statutory close (15 Pa. C.S. ss. o is applicable)

__ o (15 Pa. C.S. ss. 3101)


1.   The name of the corporation is: HEALTHCARE SERVICES NETWORK, INC.

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     the corporation is incorporated under the provisions of the Business
     Corporation Law of o.

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

     (a)  148 West State Street, Suite 100, Kennett Square, PA 19348, Chester

          ----------------------------------------------------------------------
          Number and Street          City          State        Zip      County



     (b)
          ----------------------------------------------------------------------
          Name of Commercial Registered Office Provider                  County

     For a corporation represented by a commercial registered office provider, the country in (b) shall be deemed the country in which the corporation is located for venue and official publication purposes.

3.   The aggregate number of shares authorized is: 1,000 shares

4. The name and address, including street and number, if any, of each incoporator is:

   Name                Address                  Signature              Date
   John M. Hamilton    Blank, Rome, Comisky 6   /s/ John Hamilton      4/30/91
                       4 Penn Center Plaza
                       Philadelphia, PA 19103
   ------------------  -----------------------  ---------------------  ---------

5.   The specified effective date, if any, is:

                           -----------------------------------------------------
                               month    day    year       hour, if any

6. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

7. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15 U.S.C ss. 77a et seq.).

8. Business cooperative corporations only: (Complete and strike out inapplicable term). The common bond of membership among its members/ shareholders is: __________________________________________________________

o


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Microfilm Number   o           Filed with the Department of State on FEB 29 1996

Entity Number     o                                    /s/ [graphic omitted]
                                                 -------------------------------
                                                  Secretary of the Commonwealth

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev. 90)

   In compliance with the requirements of 15 Pa. C.S. ss 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: HEALTHCARE SERVICES NETWORK, INC.

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2.   The (a) address of this corporation's current registered office in this
     Commonwealth or (b) the name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)  148 West State Street,    Kennett Square,  PA       19348,    Chester
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          Number and Street          City          State        Zip      County

     (b)  c/o
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              Name of Commercial Registered Office Provider              County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: PA Bus. Law Act of 5/3/33, PL 364

4.   The date of its incorporation is: May 2, 1991
                                       -----------------------------------------

5.   (Check, and if appropriate complete, one of the following):

     x The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     __ The amendment shall be effective on __________________ at ______________
                                                    Date               Hour

6    (Check one of the following):

     x The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S ss. 1914(a) and (b).

     __ The amendment was adopted by the board of directors pursuant to 15
        Pa.C.S ss. 1914(c).

7.   (Check, and if appropriate complete, one of the following):

     x The amendment adopted by the corporation, set forth in full, is as follows:

     The name of the corporation is Genesis Eldercare Home Care Services, Inc.


(PA - 1427 - 10/9/92)
FEB 29 96
Pa Dept. of State


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(adscb: 15-1915 (rev 90) - 2

     __ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part thereof.

8. __ The restated Articles of Incoporation supersede the original Articles and all amendments thereto.

   IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 11th day of December, 1995.

                               Healthcare Services Network, Inc.
                               -------------------------------------------------
                                    (Name of Corporation)


                               BY:  /s/ [graphic omitted]
                                   ---------------------------------------------
                                       Signature

                               Title: Secretary
                                      ------------------------------------------

(PA. - 1427)